UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2023
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

On July 24, 2023, Lighting eMotors, Inc. (the “Company”) entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with eMatrix Energy Systems, Inc. (“eMatrix”) and Linamar Corporation (“Linamar”) in the matter of eMatrix Energy Systems, Inc. v. Lightning eMotors, Inc. v. eMatrix Energy Systems, Inc. and Linamar Corporation, Case No. 2021-191769 (Oakland County Circuit Court, Michigan) (the “Action”). The Settlement Agreement settles all claims asserted or that could have been asserted in the Action by eMatrix against the Company, and those asserted or that could have been asserted by the Company against eMatrix and Linamar, related to eMatrix’s sales of electric vehicle battery packs to the Company.
Pursuant to the Settlement Agreement, Linamar, on behalf of itself and eMatrix, has agreed to pay the Company $3.0 million in cash, and the Company, eMatrix and Linamar executed mutual releases and agreed to dismiss the Action with prejudice without any party admitting fault, liability or wrongdoing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: July 27, 2023
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President